Exhibit 10.1

Sales Plan

        Sales Plan, dated as of the date set forth on the signature page (the “Sales Plan”), between Scott Silverman (“Seller”) and Goldman, Sachs & Co. (“Broker”).

        WHEREAS, Seller desires to establish the Sales Plan to sell shares of common stock, par value $0.01 per share (the “Stock”), of Applied Digital Solutions, Inc. (the “Issuer”) in accordance with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as further set forth herein;

        NOW, THEREFORE, Seller and Broker hereby agree as follows:

1.    Broker shall effect one or more sales (each a “Sale”) of shares of Stock (the “Shares”), including Shares that Seller has the right to acquire under stock options issued by the Issuer (the “Options”), as further set forth in the attached Annex A to this Sales Plan. All orders will be deemed day orders only and not held unless otherwise specified in Annex A.

2.    This Sales Plan shall become effective as of the date hereof and shall terminate on the earliest of (a) July 15, 2007, (b) the date on which Broker has sold all Shares specified in Annex A, (c) the date that this Sales Plan is terminated in accordance with paragraph 11 below, or (d) the date Broker receives notice of the death of Seller.

3.    Seller understands that Broker may effect Sales hereunder jointly with orders for other sellers of Stock of the Issuer and that the average price for executions resulting from bunched orders will be assigned to Seller's account.

4.    Seller represents and warrants that Seller is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

5.    It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c). Seller has consulted with Seller’s own advisors as to the legal and tax aspects of Seller’s adoption and implementation of this Sales Plan.

6.    Seller represents that the Shares are “restricted securities” and/or that Seller may be deemed an “affiliate” of the Issuer as those terms are defined under Rule 144 of the Securities Act of 1933. Seller shall not take, and shall not cause any person or entity with which he or she would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take, any action that would cause the Sales not to comply with Rule 144. Seller has provided Broker with ten (10) executed Forms 144, which Broker will complete and file on behalf of the Seller. Seller understands and agrees that unless otherwise agreed or instructed, Broker will generally make one Form 144 filing as necessary at the beginning of each three-month period commencing prior to the first Sale to be effected pursuant to this Plan; provided that Broker may file Forms 144 more or less frequently as may be appropriate under the circumstances. Such Form 144 shall specify that the Sales are being effected in accordance with a Sales Plan intended to comply with Rule 10b5-1. Seller agrees to provide Broker with such information as is reasonably necessary for Broker accurately and timely to complete the Forms 144.

7.    (a) Seller represents and warrants that Seller is currently permitted to sell Stock in accordance with the Issuer’s insider trading policies and has obtained the approval of the Issuer’s insider trading policies and has obtained the approval of the Issuer’s counsel to enter into this Sales Plan and that, other than any Rule 144 requirements set forth herein, there are no contractual, regulatory, or other restrictions applicable to the Sales contemplated under this Sales Plan that would interfere with Broker’s ability to execute Sales and effect delivery and settlement of such Sales on behalf of Seller, other than restrictions with respect to which the Seller has obtained all required consents, approvals and waivers. Seller shall notify Broker immediately in the event that any of the above statements become inaccurate prior to the termination of this Sales Plan.

        (b)    With respect to Shares underlying options held by Seller that are to be exercised and sold pursuant to this Plan (“Options”), Seller has delivered to Broker executed option exercise notices in the form attached hereto as Annex B covering up to the maximum number of Shares that may be sold pursuant to option exercise hereunder, and hereby authorizes Broker to deliver such notices to the Issuer’s stock administrator on Seller’s behalf as necessary to effectuate such exercises and settle such Sales. Seller agrees to make appropriate arrangements with the Issuer and its transfer agent and stock plan administrator to assure that Stock received upon exercise of Options shall be delivered to an account at Broker in the name of and for the benefit of Seller.

        (c)    On each day that sales are to be made pursuant to option exercise under this Sales Plan, Broker shall exercise a sufficient number of Options to effect such sales provided, that in the event sales of any Shares to be executed are subject to a limit order, Seller shall have been deemed to have exercised the Options with respect to such notice from Broker with respect to such Shares at the beginning of the trading day on which such sales took place.

8.    Seller will not directly or indirectly communicate any information relating to Issuer or Issuer securities to any employee of Broker or its affiliates who is directly or indirectly involved in executing this Sales Plan at any time while this Sales Plan is in effect.

9.    Seller shall make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act.

10.         Seller understands that Broker may not effect a Sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker or any other event or circumstance (a “Blackout”). Seller also understands that even in the absence of a Blackout, Broker may be unable to effect Sales consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a

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limit order price, or other market factors in effect on the date of a Sale set forth in Annex A (“Unfilled Sales”).

Broker agrees that if Issuer enters into a transaction that imposes trading restrictions on the Seller, such as a stock offering requiring an affiliate lock-up (an “Issuer Restriction”), and if Issuer and Seller shall provide Broker at least three (3) days’ prior notice of such trading restrictions, then Broker will cease effecting Sales under this Sales Plan until notified by Issuer and Seller that such restrictions have terminated. All required notifications to Broker under this paragraph 10 shall be made in writing (signed by Seller and Issuer) and confirmed by telephone as follows: (Attn: Structured Equity Solutions, c/o Control Room; Fax No. (212) 902-0943; Tel: (212) 902-1511). Broker shall resume effecting Sales in accordance with this Sales Plan as soon as practicable after the cessation or termination of a Blackout or Issuer Restriction. Any Unfilled Sales, and any Sales that would have been executed in accordance with the terms of Annex A but are not executed due to the existence of a Blackout or Issuer Restriction, shall be deemed to be cancelled, and shall not be effected pursuant to this Sales Plan.

11.    This Sales Plan and its enforcement, and each transaction entered into hereunder and all matters arising in connection with this Sales Plan and transactions hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its choice of law doctrine. The Sales Plan may be modified, terminated or amended only by a writing signed by the parties hereto, which the Issuer has reviewed and not objected to, and provided that any such modification, termination or amendment shall only be permitted at a time when the Seller is otherwise permitted to effect sales under the Issuer's trading policies and at a time when the Seller is not aware of material nonpublic information concerning the Issuer or its securities. In the event of a modification or amendment to this Sales Plan, or in the event Seller establishes a new plan after termination of the Sales Plan, no sales shall be effected during the thirty days immediately following such modification, amendment or termination (other than Sales already provided for in the Sales Plan prior to modification, amendment or termination).

12.    Seller agrees that Broker and its affiliates and their directors, officers, employees, and agents (collectively, “Broker Persons”) shall not have any liability whatsoever to Seller for any action taken or omitted to be taken in connection with the Sales Plan, the making of any Sale, or any amendment, modification or termination of this Sales Plan, unless such liability is determined in a non-appealable order of a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or bad faith of the Broker Person. Seller further agrees to hold each Broker Person free and harmless from any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and costs) incurred or sustained by such Broker Person in connection with or arising out of any suit, action or proceeding relating to this Sales Plan, any Sale, or any amendment, modification or termination of this Sales Plan (each an “Action”) and to reimburse each Broker Person for its expenses, as they are incurred, in connection with any Action, unless such loss, damage, liability or expense is determined in a non-appealable order of a court of competent jurisdiction to be solely the result of such Broker Person’s gross negligence, willful misconduct or bad faith. This paragraph 12 shall survive termination of this Sales Plan.

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        IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date below.

/s/ Scott Silverman
Scott Silverman	Goldman, Sachs & Co.
By: /s/ Michael Dweck
Date: 7-14-06	Name: Michael Dweck
Title: Managing Director

Acknowledged:
Applied Digital Solutions, Inc.

By:    /s/ Evan McKeown
Name: Evan McKeown
Title: CFO

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Annex A

Scott Silverman

Applied Digital Solutions, Inc.

Broker will sell up to 1,289,302 Shares by entering orders on the first Trading Day* of each of the Sales Periods set forth below provided that no more than 100,000 Shares shall be sold on any Trading Day. Each limit order shall be good until the end of such Sales Period. Any Shares that remain unsold at the close of business on the last trading day of the last Sales Period shall be cancelled and shall not be sold pursuant to this Plan.

Trade Window	Shares to be sold**	$ Limit
During the period commencing 8/1/06 through and including 7/15/07 or the date of termination of the Sales Plan, if earlier	392,500	$5.95
During the period commencing 8/1/06 through and including 7/15/07 or the date of termination of the Sales Plan, if earlier	461,802	$7.95
During the period commencing 8/1/06 through and including 7/15/07 or the date of termination of the Sales Plan, if earlier	435,000	$9.95

 Sales of shares effected at a price for which more than one limit price is applicable shall be allocated to the highest of such limit prices.

*“Trading Day” means each day on which the Shares trade regular way on NASDAQ.

**Share amounts and limit prices listed shall be increased or decreased to reflect stock splits should they occur

Options shall be exercised in the following order:

Date of Grant	Grant Number	Number of Shares	Exercise Price
8/14/2001	[ ]	10,000	$1.50
9/17/2001	[ ]	10,000	$1.50
9/24/2001	[ ]	12,500	$1.50
4/8/2004	[ ]	36,005	$2.57

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Date of Grant	Grant Number	Number of Shares	Exercise Price
5/12/2004	[ ]	2,000	$2.57
4/8/2004	[ ]	234,012	$2.57
4/8/2004	[ ]	186,285	$2.57
5/12/2004	[ ]	3,500	$2.57
4/8/2004	[ ]	16,816	$2.57
7/25/2002	[ ]	60,000	$2.80
2/4/2002	[ ]	100,000	$3.20
7/6/2005	[ ]	326,135	$3.23
11/3/2003	[ ]	200,000	$3.90
12/13/2004	[ ]	92,049	$5.85

/s/ Scott Silverman
Scott Silverman	Goldman, Sachs & Co.
By: /s/ Michael Dweck
Date: 7-14-06	Name: Michael Dweck
Title: Managing Director

Acknowledged:
Applied Digital Solutions, Inc.

By:    /s/ Evan McKeown
Name: Evan McKeown
Title: CFO

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Annex B

Applied Digital Solutions, Inc.
Stock Options Exercise Form

Instructions:
1.  Complete form and sign.
2.  Direct any questions and send back to Marc Shachtman 305-755-1032

Name of Employee:  Scott Silverman

Phone Number:  561-805-8056

I elect to exercise options for 1,289,302 shares of Common Stock of Applied Digital Solutions, Inc. (the “Shares”) pursuant to the:

                        Incentive Stock Option Plan (ISO), or

           X          Nonqualified Stock Option Plan (NQSO)

This exercise represents a partial/total (circle one) exercise of an option granted pursuant to an option agreement dated         with an exercise price of $        per share, for an aggregate exercise price of $                           .

The exercising procedure I wish to use is as follows (check one):

                 Option A: Outright Purchase of Shares with Cash

I elect to exercise my option and pay for shares in full. Enclosed is my check to Applied Digital Solutions, Inc. for $                      representing an aggregate exercise option price of $                          plus required withholding taxes (i.e. federal, state and FICA) of $                         (this number will be provided to you by Applied Digital Solutions, Inc.).
Note: Withholding taxes are only required if you are exercising an option under the Stock Option Plan (NQSO).

Please instruct the transfer agent to issue my stock in street name and transfer it directly to Goldman, Sachs & Co. Via DWAC as follows:

Goldman, Sachs & Co.
DTC #0005
For the benefit of:
A/C #

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       X         Option B: Cashless Option Exercise

Please instruct the transfer agent to issue my stock in street name and transfer ALL shares of Applied Digital Solutions, Inc. that are represented by this notification directly to Goldman, Sachs & Co. via DWAC as follows:

Goldman, Sachs & Co.
DTC #0005
For the benefit of:
A/C #

I authorize Goldman, Sachs & Co. (“GS & Co.”) to sell the above exercised shares for my account and to pay the aggregate option exercise price for all shares indicated above and any required withholding taxes for the exercise to Applied Digital Solutions, Inc.. Required withholding taxes (i.e. federal, state and FICA) are $                            (this number will be provided by Applied Digital Solutions, Inc.). Note: Withholding taxes are only required if you are exercising an option under the Stock Option Plan (NQSO).

You may contact Marc Shachtman at GS & Co. at 305-755-1032.

Fax number is 305-755-1110

General Authorization
1.	GS & Co. is authorized to pay the aggregate option price and applicable withholding taxes to Applied Digital Solutions, Inc..
2.	Upon sale of my stock option shares through GS & Co., my authorization and direction to deliver such shares to my GS & Co. account shall be irrevocable.
3.
I understand I am responsible for providing GS & Co. with properly completed Individual or Multi-Party Account Agreements, W-9 and Stock Power forms, so that the above-referenced sale may be finalized.

Employee Signature:             /s/ Scott Silverman                                Date:          7-14-06

Employee Name (please print):

Legal Address:

Approved by Applied Digital Solutions, Inc.:               /s/ Evan McKeown

Date:         7-14-06

Name (please print):     Evan McKeown

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